                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--22 (California, Florida, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49171 of our opinion dated January 27, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 19, 1997